Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

November 14, 2011

First Data Corporation

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

Ladies and Gentlemen:

We have acted as counsel to First Data Corporation, a Delaware corporation (the “Company”), and to the subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $3,000,000,000 aggregate principal amount of 12.625% Senior Notes due 2021 (the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under the Indenture dated as of December 17, 2010 (the “Indenture”) among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Company will offer the Exchange Notes in exchange for $3,000,000,000 aggregate principal amount of its outstanding 12.625% Senior Notes due 2021.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the

November 14, 2011

originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

November 14, 2011

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture, the Exchange Notes or the Guarantees that requires or relates to payment of any interest at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (i) the waiver of rights and defenses contained in Sections 4.15(2), 10.01 and 12.07 of the Indenture or (ii) Section 12.13 of the Indenture relating to severability.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the States of Arizona, California, Colorado, Florida, Georgia, Maryland, Nevada, Oklahoma, Pennsylvania, Tennessee, Texas and Washington, we have relied upon the respective opinions of Kutnak Rock LLP, Sidley Austin LLP, Lathrop & Gage LLP, Fox Rothschild LLP, Sutherland Asbill & Brennan LLP, Kutnak Rock LLP, Holland & Hart LLP, Kutnak Rock LLP, Fox Rothschild LLP, Bass, Berry & Sims PLC, Sutherland Asbill & Brennan LLP and Kutnak Rock LLP, each dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and, to the extent set forth herein, the laws of the States of Arizona, California, Colorado, Florida, Georgia, Maryland, Nevada, Oklahoma, Pennsylvania, Tennessee, Texas and Washington.

November 14, 2011

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

Entity Name	Jurisdiction of Incorporation, Organization or Formation
Bankcard Investigative Group Inc.	Delaware
BUYPASS Inco Corporation	Delaware
Call Interactive Holdings LLC	Delaware
Cardservice International, LLC	California
CESI Holdings, Inc.	Delaware
Concord Computing Corporation	Delaware
Concord Corporate Services, Inc.	Delaware
Concord EFS Financial Services, Inc.	Delaware
Concord EFS, Inc.	Delaware
Concord Emerging Technologies, Inc.	Arizona
Concord Financial Technologies, Inc.	Delaware
Concord One, LLC	Delaware
Concord Payment Services, Inc.	Georgia
Concord Processing, Inc.	Delaware
Concord Transaction Services, LLC	Colorado
CTS Holdings, LLC	Colorado
CTS, Inc.	Tennessee
EFS Transportation Services, Inc.	Tennessee
EPSF Corporation	Delaware
FDFS Holdings, LLC	Delaware
FDGS Group, LLC	Delaware
FDR Ireland Limited	Delaware
FDR Limited	Delaware
FDR Missouri Inc.	Delaware
FDS Holdings, Inc.	Delaware
First Data Capital, Inc.	Delaware
First Data Card Solutions, Inc.	Maryland
First Data Commercial Services Holdings, Inc.	Delaware
First Data Communications Corporation	Delaware
First Data Corporation	Delaware
First Data EC, LLC	Delaware
First Data Government Solutions, Inc.	Delaware
First Data Government Solutions, L.P.	Delaware
First Data Latin America Inc.	Delaware
First Data Merchant Services Corporation	Florida
First Data Merchant Services Northeast, LLC	Delaware
First Data Merchant Services Southeast, L.L.C.	Delaware
First Data Mobile Holdings, Inc.	Delaware
First Data Payment Services, LLC	Delaware
First Data Real Estate Holdings L.L.C.	Delaware

Entity Name	Jurisdiction of Incorporation, Organization or Formation
First Data Resources, LLC	Delaware
First Data Retail ATM Services L.P.	Texas
First Data Secure LLC	Delaware
First Data Solutions Inc.	Washington
First Data Technologies, Inc.	Delaware
First Data Voice Services	Delaware
FSM Services Inc.	Delaware
FundsXpress Financial Network, Inc.	Texas
FundsXpress, Inc.	Delaware
Gift Card Services, Inc.	Oklahoma
Gratitude Holdings LLC	Delaware
Instant Cash Services, LLC	Delaware
Linkpoint International, Inc.	Nevada
LoyaltyCo LLC	Delaware
MAS Inco Corporation	Delaware
MAS Ohio Corporation	Delaware
Money Network Financial, LLC	Delaware
National Payment Systems Inc.	New York
New Payment Services, Inc.	Georgia
PayPoint Electronic Payment Systems, LLC	Delaware
PaySys International, Inc.	Florida
REMITCO LLC	Delaware
Sagebrush Holdings LLC	Delaware
Size Technologies, Inc.	California
Star Networks, Inc.	Delaware
Star Processing, Inc.	Delaware
Star Systems Assets, Inc.	Delaware
Star Systems, Inc.	Delaware
Star Systems, LLC	Delaware
Strategic Investment Alternatives LLC	Delaware
TASQ LLC	Delaware
TASQ Technology, Inc.	California
TeleCheck International, Inc.	Georgia
TeleCheck Pittsburgh/West Virginia, Inc.	Pennsylvania
TeleCheck Services, Inc.	Delaware
Transaction Solutions, LLC	Delaware
ValueLink, LLC	Delaware